Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 3, 2014, in the Registration Statement (Amendment No. 2 to Form F-1 No. 333-193856) and related Prospectus of MediWound Ltd. dated March 3, 2014.

/s/ KOST FORER GABBAY & KASIERER
Tel Aviv, Israel	Kost Forer Gabbay & Kasierer
March 3, 2014	A Member of Ernst & Young Global